UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

INTERDIGITAL, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	001-33579	82-4936666
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Bellevue Parkway, Suite 300 Wilmington, DE	19809-3727
(Address of principal executive offices)	(Zip Code)

(302) 281-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IDCC	Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 6, 2023, InterDigital, Inc. a Pennsylvania corporation (the “Company”) issued a press release announcing an increase in the price range of its previously announced modified “Dutch auction” tender offer (the “Tender Offer”) to purchase for cash up to $200 million of its common stock, par value $0.01 per share (the “Common Stock”). The Tender Offer was originally set at a purchase price not less than $60.00 and not more than $69.00 per share to the seller in cash, less any applicable withholding taxes and without interest. As amended, the Tender Offer is now set at a purchase price not less than $65.25 and not more than $75.00 per share to the seller in cash, less any applicable withholding taxes and without interest. As amended, the Tender Offer will expire at 11:59 p.m., New York City time, on February 17, 2023, unless extended or terminated. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this report and the exhibit hereto describing the Tender Offer is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of Common Stock in the Tender Offer. The Tender Offer is being made only pursuant to the offer to purchase that the Company has filed, and the related materials that the Company has filed or will file, with the U.S. Securities and Exchange Commission (the “SEC”), in each case as amended or supplemented. Stockholders should read such offer to purchase and related materials carefully and in their entirety because they contain important information, including the various terms and conditions of the Tender Offer. Stockholders of the Company may obtain a free copy of the Tender Offer statement on Schedule TO, the offer to purchase, the supplement to offer to purchase and other documents that the Company has filed and will file with the SEC from the SEC’s website at www.sec.gov. Stockholders also will be able to obtain a copy of these documents, without charge, from D.F. King & Co. Inc., the information agent for the Tender Offer, toll free at (800) 549-6864 or Jefferies LLC toll free at (877) 821-7388. Stockholders are urged to carefully read all of these materials prior to making any decision with respect to the Tender Offer. Stockholders and investors who have questions or need assistance may call D.F. King & Co. Inc.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	InterDigital, Inc. press release, dated February 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

EXHIBIT INDEX

Exhibit	Description

99.1	InterDigital, Inc. press release, dated February 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERDIGITAL, INC.

By:	/s/ Joshua D. Schmidt
Name: Joshua D. Schmidt
Title: Chief Legal Officer and Corporate Secretary

Date: February 6, 2023